Exhibit 99.1

Excerpts from the Preliminary Offering Memorandum dated October 21, 2024

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering memorandum and the documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Generally, forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, or words of similar meaning, or future or conditional verbs, such as “will”, “should”, “could”, or “may”, although not all forward-looking statements contain these identifying words.

There are a number of important factors, many of which are beyond our control that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, the following:

•	our business is highly cyclical in nature;

•	cyclical fluctuations in the price and supply of our raw materials, particularly fiber, could adversely affect our business;

•	inflation or a sustained increase in our key production and other costs would lead to higher manufacturing costs which could reduce our margins;

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our business, financial condition and results of operations could be adversely affected by disruptions in the global and European economies caused by geopolitical conflicts, including Russia’s invasion of Ukraine and conflicts in the Middle East;

•	we face intense competition in the forest products industry;

•	our business is subject to risks associated with climate change and social and government responses thereto;

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if we are unable to offer products certified to globally recognized forestry management and chain of custody standards or meet customers’ product or project specifications, it could adversely affect our ability to compete;

•	our operations require substantial capital and we may be unable to maintain adequate capital resources to provide for such capital requirements;

•	trends in non-print media and changes in consumer habits regarding the use of paper have and are expected to continue to adversely affect the demand for market pulp;

•	fluctuations in prices and demand for lumber and mass timber products could adversely affect our business;

•	our solid wood segment lumber products are vulnerable to declines in demand due to competing technologies or materials;

•	we may experience material disruptions to our production;

•	acquisitions may result in additional risks and uncertainties in our business;

•	we are subject to risks related to our employees;

•	we are dependent on key personnel;

•	if our long-lived assets become impaired, we may be required to record non-cash impairment charges that could have a material impact on our results of operations;

•	our insurance coverage may not be adequate;

•	we rely on third parties for transportation services;

•	failures or security breaches of our information technology systems could disrupt our operations and negatively impact our business;

•	an increased focus on sustainability reporting and the importance of environmental, social and governance scores from customers, investors and other stakeholders, which may impact our business;

•	our level of indebtedness could negatively impact our financial condition, results of operations and liquidity;

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changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and have an adverse effect on the market price of our securities;

•	we are exposed to interest rate fluctuations;

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a weakening of the global economy, including capital and credit markets, could adversely affect our business and financial results and have a material adverse effect on our liquidity and capital resources;

•	we are exposed to currency exchange rate fluctuations;

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globally, various central banks raised interest rates in 2022 and 2023 in response to high inflation rates, leading to a relatively high interest rate environment, which could dampen macroeconomic conditions and business activity and reduce demand for our products;

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political uncertainty, an increase in trade protectionism or geopolitical conflict could have a material adverse effect on global macroeconomic activities and trade and adversely affect our business, results of operations and financial condition;

•	health epidemics or pandemics could adversely affect our business and financial results;

•	we may incur losses as a result of unforeseen or catastrophic events, including terrorist attacks or natural disasters;

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we are subject to extensive environmental regulation and we could incur substantial costs as a result of compliance with, violations of or liabilities under applicable environmental laws and regulations;

•	we sell surplus green energy in Germany and are subject to changing energy legislation in response to high prices and energy shortages;

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our international sales and operations are subject to applicable laws relating to trade, export controls, foreign corrupt practices and competition laws, the violation of which could adversely affect our operations;

•	product liability claims could adversely affect our operating results;

•	a small number of our shareholders could significantly influence our business;

•	we are a holding company and we are substantially dependent on cash provided by our subsidiaries to meet our debt service obligations under the Senior Notes;

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the Senior Notes are effectively subordinated to all liabilities of our subsidiaries and are unsecured. We may not have sufficient funds to pay our obligations under the Senior Notes if we encounter financial difficulties;

•	despite our and our subsidiaries’ current levels of indebtedness, we may incur substantially more debt, which could further increase the risks associated with our substantial indebtedness;

•	the agreements governing our indebtedness contain significant restrictions that limit our operating and financial flexibility;

•	we may not have sufficient funds or may be restricted in our ability to repurchase the Senior Notes upon a change in control;

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there are restrictions on your ability to transfer or resell the Senior Notes without registration under applicable securities laws, and the Senior Notes are not subject to any registration rights. The Indenture will not be qualified under the Trust Indenture Act and we will not be required to comply with the provisions of the Trust Indenture Act;

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your ability to transfer the Senior Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop, or if developed be maintained, for the Senior Notes;

•	an adverse rating of the Senior Notes may cause their trading price to fall; and

•	certain restrictive covenants in the Indenture governing the Senior Notes will be suspended if the Senior Notes achieve investment grade ratings.

Given these uncertainties, you should not place undue reliance on our forward-looking statements. You should read this offering memorandum and the documents incorporated by reference herein with the understanding that our actual future results may be materially different from what we expect. The foregoing review of important factors is not exhaustive or necessarily in order of importance and should be read in conjunction with the other cautionary statements that are included in or incorporated by reference into this offering memorandum. These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf. New factors emerge from time to time, and it is not possible for us to predict all such factors. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in or incorporated by reference in this offering memorandum whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

This offering memorandum contains “non-GAAP financial measures”, that is, financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measure calculated and presented in accordance with the generally accepted accounting principles in the United States, referred to as “GAAP”. Specifically, we make use of the non-GAAP financial measures “Operating EBITDA” and “Operating EBITDA margin”.

We define Operating EBITDA as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Operating EBITDA margin is Operating EBITDA expressed as a percentage of revenues. We use Operating EBITDA and Operating EBITDA margin as benchmark measurements of our own operating results and as benchmarks relative to our competitors. We consider them to be meaningful supplements to operating income (loss) as performance measures primarily because depreciation expense and non-recurring capital asset impairment charges are not actual cash costs, and depreciation expense varies widely from company to company in a manner that we consider largely independent of the underlying cost efficiency of our operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.

Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income (loss) or operating income (loss) as a measure of performance, or as an alternative to net cash from (used in) operating activities as a measure of liquidity. Operating EBITDA and Operating EBITDA margin are internal measures and therefore may not be comparable to other companies.

Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Operating EBITDA does not reflect: (i) our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, working capital needs; (iii) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our outstanding debt; (iv) the impact of realized or marked to market changes in our derivative positions, which can be substantial; and (v) the impact of non-recurring impairment charges against our investments or assets. Because of these limitations, Operating EBITDA should only be considered as a supplemental performance measure and should not be considered as a measure of liquidity or cash available to us to invest in the growth of our business. Because all companies do not calculate Operating EBITDA in the same manner, Operating EBITDA as calculated by us may differ from Operating EBITDA or EBITDA as calculated by other companies. We compensate for these limitations by using Operating EBITDA as a supplemental measure of our performance and by relying primarily on our GAAP financial statements.

Recent Developments

Preliminary Third Quarter of 2024 Financial Results

As at September 30, 2024, NBSK list prices in Europe and North America were approximately $1,535 per ADMT and $1,735 per ADMT, respectively, compared to $1,160 per ADMT and $1,270 per ADMT, respectively, as at September 30, 2023. As at September 30, 2024, NBSK net prices in China were approximately $754 per ADMT, compared to $715 per ADMT as at September 30, 2023. Prices for China are net of discounts, allowances and rebates.

The U.S. benchmark lumber prices for Western SPF No. 2 and better was approximately $390 per Mfbm as at September 30, 2024, compared to $407 per Mfbm as at September 30, 2023. There is no similar or common pricing metric quoted in the European market.

Both pulp and lumber prices are cyclical and there can be no assurance they will not decline in the future.

On a preliminary basis and based on information available as of October 21, 2024, for the three and nine months ended September 30, 2024, we estimate that our:

Three Months Ended September 30, 2024

•	total revenues increased to approximately $502.1 million in the third quarter of 2024 from $470.8 million in the same quarter of 2023;

•	operating income was approximately $8.8 million in the third quarter of 2024, compared to an operating loss of $3.4 million in the same quarter of 2023;

•	net loss was approximately $17.6 million in the third quarter of 2024, compared to $26.0 million in the same quarter of 2023;

•	Operating EBITDA was approximately $50.5 million in the third quarter of 2024, compared to Operating EBITDA of $37.5 million in the same quarter of 2023; and

•	capital expenditures were $27.3 million in the third quarter of 2024, compared to $37.4 million in the same quarter of 2023.

Nine Months Ended September 30, 2024

•	total revenues increased to approximately $1,555.0 million in the nine months ended September 30, 2024 from $1,523.4 million in the same period of 2023;

•	total operating loss was approximately $35.4 million in the nine months ended September 30, 2024, compared to $132.4 million in the same period of 2023;

•	net loss was approximately $101.8 million in the nine months ended September 30, 2024, compared to $154.8 million in the same period of 2023;

•	Operating EBITDA was approximately $144.5 million in the nine months ended September 30, 2024, compared to negative Operating EBITDA of $3.7 million in the same period of 2023; and

•	capital expenditures were $63.6 million for the nine months ended September 30 2024, compared to $110.3 million in the same period of 2023.

We continued to see strength in softwood pulp markets with relatively flat fiber costs in the third quarter of 2024. However, our operating results for the quarter were constrained due to the occurrence of several unrelated events that impacted pulp production, including the previously announced unscheduled downtime of 23 days (approximately 35,500 ADMTs) at our Peace River mill, a slower than normal maintenance start-up and other production upsets at our Stendal Mill (approximately 26,500 ADMTs) and isolated mechanical incidents at our Celgar mill (approximately 9,200 ADMTs).

On a preliminary basis and based on information available as of October 21, 2024, as at September 30, 2024, we estimate that our:

•	cash and cash equivalents were approximately $239.0 million, compared to $314.0 million at the end of 2023;

•	working capital was approximately $779.8 million, compared to $806.5 million at the end of 2023;

•	total assets were approximately $2,502.6 million, compared to $2,662.6 million at the end of 2023;

•	long-term debt was approximately $1,597.9 million, compared to $1,609.4 million at the end of 2023; and

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availability under our credit facilities was approximately $315.2 million comprised of approximately $225.7 million under our German Revolving Facility (as hereinafter defined) and approximately $89.5 million under our Canadian Revolving Facility (as hereinafter defined) and aggregate liquidity was $554.2 million.

As adjusted for this offering and the use of proceeds, as at September 30, 2024, we would have liquidity of approximately $454 million comprised of approximately $139 million of cash and cash equivalents and approximately $315 million of availability under our revolving credit facilities. See “Use of Proceeds”.

We have not yet closed our books for the three and nine months ended September 30, 2024. Accordingly, our actual financial results for the three and nine months ended September 30, 2024 may differ materially from the preliminary estimated results above due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time our unaudited financial results for the three and nine months ended September 30, 2024 are finalized. Accordingly, you should not place undue reliance on these preliminary estimated financial results.

The preliminary financial results for the three and nine months ended September 30, 2024 referenced above have been prepared by, and are the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying preliminary financial results and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Operating EBITDA Reconciliation

The following table sets forth a reconciliation of our net loss to Operating EBITDA for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024(1)	2023	2024(1)	2023
	(in millions)
Net loss	$(17.6)	$(26.0)	$(101.8)	$(154.8)
Income tax provision (recovery)	(0.1)	4.0	(5.2)	(28.9)
Interest expense	26.4	21.9	80.8	61.0
Other expenses (income)	0.1	(3.3)	(9.1)	(9.7)

Operating income (loss)	8.8	(3.4)	(35.4)	(132.4)
Add: Depreciation and amortization	41.6	41.0	122.0	128.7
Add: Loss on disposal of investment in joint venture	—	—	23.6	—
Add: Goodwill impairment	—	—	34.3	—

Operating EBITDA	$50.5	$37.5	$144.5	$(3.7)

(1)	Preliminary results.
(2)	Due to rounding, numbers presented may not add up precisely to totals provided.

See “Non-GAAP Financial Measures” for a description of Operating EBITDA, its limitations and why we consider it to be a useful measure.

The 2026 Note Redemption

We intend to use the net proceeds, along with cash on hand, to redeem $300 million in principal amount of the 2026 Senior Notes (the “2026 Note Redemption”). See “Use of Proceeds”. The principal amount of 2026 Senior Notes currently outstanding is $300 million, which bears interest at 5.500% per annum. See “Description of Other Indebtedness”. The 2026 Note Redemption will be conditioned upon the closing of this offering. Neither this offering memorandum nor anything contained herein shall constitute a notice of redemption with respect to the 2026 Senior Notes. Notice of the 2026 Note Redemption, providing for a redemption price of $1,000.00 per $1,000.00 in principal amount of 2026 Senior Notes redeemed, plus accrued and unpaid interest, was given in accordance with the terms of the indenture governing the 2026 Senior Notes.